UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2026

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of John Nahas as Chief Operating Officer

On February 24, 2026, the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), appointed John Nahas, age 43, to serve as the Chief Operating Officer of the Company and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”) effective as of April 1, 2026, in conjunction with Laura Clark’s previously announced appointment to Chief Executive Officer of the Company and the Operating Partnership.

Mr. Nahas joined the Company in January 2023 as Vice President, Strategic Planning and has served as Managing Director of Operations and Asset Management since July 2023. Prior to joining the Company, Mr. Nahas served as President of CenterCal Properties LLC, a commercial real estate company, from November 2020 to December 2022 where he led business operations across one of the company’s core regions. Previously, he served as Vice President of Investments where he directed regional investments across Southern California at Regency Centers, a publicly traded retail REIT and S&P 500 Index member. Earlier in his tenure at Regency Centers, Mr. Nahas held roles of increasing responsibility across transactions, asset management and development. Mr. Nahas earned a Master of Real Estate Development degree from the University of Southern California and a Bachelor of Arts from the University of Texas at Austin. He is a licensed commercial broker and an active member of the National Association for Industrial and Office Parks and the Industrial Asset Management Council.

There are no arrangements or understandings between Mr. Nahas and any other persons pursuant to which he was appointed as Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Nahas, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There were no changes to Mr. Nahas’ compensation arrangements in connection with his appointment.

Mr. Nahas is eligible to participate in customary health, welfare, and fringe benefit plans, and, subject to certain restrictions, healthcare benefits will be provided to him and his eligible dependents at the Company’s sole expense. In addition, Mr. Nahas has been designated an executive officer for purposes of the Executive Severance Plan, as described below, effective immediately.

Executive Severance Plan

On February 23, 2026, the Compensation Committee approved an Executive Severance Plan (the “Severance Plan”), effective as of February 24, 2026 (the “Effective Date”), which provides for the payment of severance and other benefits to its executive officers and other “key employees” (as defined in the Severance Plan) in the event of certain qualifying terminations of employment in connection with a “change in control” (as defined in the Severance Plan) and, with respect to executive officers only, certain qualifying terminations of employment that occur outside the change in control context.

In the event of a qualifying termination (a termination of employment without “cause” or for “good reason,” each as defined in the Severance Plan) that occurs outside of the change in control window described below, an executive officer will be entitled to receive the following:
•a lump-sum payment in an amount equal to one times (or, solely in the case of the Company’s Chief Executive Officer (the “CEO”), two times) the sum of (i) the executive’s annual base salary then in effect and (ii) the average annual cash bonus earned by the executive for the three prior fiscal years;
•a pro rata portion of the executive’s target annual cash bonus for the partial fiscal year in which the termination date occurs, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year;
•accelerated vesting of all outstanding equity awards held by the executive as of the termination date that vest solely based on the passage of time (“time-based equity awards”); and
•Company-paid continuation healthcare coverage for up to18 calendar months after the termination date.

If an executive officer incurs a termination of employment by reason of such employee’s death or “disability” (as defined in the Severance Plan), the executive officer (or his or her estate, as applicable) will be entitled to receive the pro rata bonus described above, accelerated vesting of all outstanding time-based equity awards and Company-paid health care continuation for up to18 calendar months.

In the event of a qualifying termination that occurs during the period commencing three months prior to the consummation of a change in control and ending on the second anniversary of the consummation of a change in control, a covered employee will be entitled to receive the following:
•a lump-sum payment in an amount equal to one, two, or three times (in the case of a key employee, executive officer who is not the CEO, or the CEO, respectively) the sum of (i) the covered employee’s annual base salary then in effect and (ii) the average annual cash bonus earned by the covered employee for the three prior fiscal years;
•a pro rata portion of the covered employee’s target annual cash bonus for the partial fiscal year in which the termination date occurs, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year;
•accelerated vesting of all time-based equity awards held by the covered employee as of the termination date; and
•Company-paid continuation healthcare coverage for up to 12 or 18 calendar months (in the case of a key employee or executive officer, respectively).

Except as described above, outstanding equity awards held by a covered employee as of the date of termination of employment will be treated in accordance with the terms and conditions of the applicable Company equity plan and award agreement, provided that in the event of a change in control, to the extent that OPP Units under any OPP Performance Unit Agreement vest, the number of OPP Units that vest will equal the greater of (i) the number of OPP Units that would vest based on actual achievement of the applicable performance conditions through the change in control or (ii) the target number of OPP Performance Units. In addition, prospective time-based equity awards granted to Ms. Clark (CEO-Elect) and David Lanzer (General Counsel & Secretary) will not automatically vest upon a change in control, but instead will only be eligible to vest on an accelerated basis in connection with a qualifying termination of employment (whether or not in connection with a change in control).

The covered employee’s right to receive the severance payments and benefits described above is (other than in the case of a termination of employment due to the death of an executive officer) subject to the execution and non-revocation of an effective general release of claims in favor of the Company. In addition, the receipt of severance benefits is conditioned upon the covered employee’s continued compliance with applicable confidentiality provisions, a non-disparagement provision and a non-solicitation provision that prohibits such employee from soliciting, directly or indirectly, any employee, consultant, or any member of the Company and its subsidiaries and affiliates while employed with the Company and for a period of 12 months following their termination.

In addition, to the extent that any change in control payment or benefit to the applicable employee would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The Severance Plan replaces in full and supersedes any other severance protections provided to any covered employee, including, without limitation, any employment agreements or other plans. In consideration of the Company designating Michael Fitzmaurice (Chief Financial Officer) and Mr. Lanzer as eligible executive officers under the Severance Plan and Ms. Clark as an eligible executive officer under the Severance Plan in the role of CEO, each of Messrs. Fitzmaurice and Lanzer and Ms. Clark have waived and relinquished any and all rights and interests under their respective employment agreements from and after the Effective Date, with such employment agreements terminating as of the Effective Date.

The Co-CEOs of the Company as of the Effective Date, Michael S. Frankel and Howard Schwimmer, are expressly excluded from the Severance Plan, and the Severance Plan in no way modifies, amends or supplements the terms and conditions of each Co-CEO’s Transition and Separation Agreement with the Company dated effective November 17, 2025.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 7.01 Regulation FD

On February 26, 2026, the Company issued a press release in connection with the appointment of Mr. Nahas to Chief Operating Officer, effective April 1, 2026, as reported under Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Rexford Industrial Realty, Inc. Executive Severance Plan, effective as of February 24, 2026
99.1	Press Release, dated February 26, 2026
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: February 26, 2026	By:	/s/ David E. Lanzer
David E. Lanzer General Counsel & Secretary